UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2014

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.

103 JFK Parkway, Short Hills, NJ		07078

(Address of principal executive offices)		(Zip Code)

(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

		Page

Item 1.01	Entry into a Material Definitive Agreement	1

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant	1

Item 9.01	Financial Statements and Exhibits	1

SIGNATURES		2

EXHIBIT INDEX

EX-4.1:	AMENDED AND RESTATED FIVE YEAR CREDIT AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2014, The Dun & Bradstreet Corporation (the “Company”) entered into an amended and restated five-year revolving credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Citizens, N.A. as Co-Syndication Agents, and Bank of America, N.A., Barclays Bank PLC and HSBC Bank USA, N.A., as Co-Documentation Agents, and the banks that are lenders under the facility. The Company has $1,000,000,000 of aggregate availability under the amended and restated facility, while its aggregate availability under  the original facility was $800 million. Borrowings under the amended and restated facility will be available at prevailing short-term interest rates. The amended and restated facility expires in July 2019 and requires the maintenance of interest coverage and total debt to EBITDA ratios similar to those required under the original facility. On July 23, 2014 the Company borrowed $480 million under its amended and restated five-year credit facility and utilized such proceeds  to offset the amounts then outstanding under the original facility.  All of the lenders under the original facility are parties to the amended and restated facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1
Amended and Restated Five-Year Credit Agreement, dated July 23, 2014, among The Dun & Bradstreet Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Citizens, N.A. as Co-Syndication Agents, and Bank of America, N.A., Barclays Bank PLC and HSBC Bank USA, N.A., as Co-Documentation Agents, and the Lenders thereto.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
	Name:	Richard S. Mattessich
	Title:	Vice President, Associate General Counsel & Assistant Corporate Secretary

DATE:  July 24, 2014

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